SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2023

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	000-26584	91-1691604
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	BANR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Banner Corporation (the “Company”) and its wholly-owned subsidiary Banner Bank (the “Bank”) announced in March 2023 that Robert G. Butterfield would be promoted to Executive Vice President and Chief Financial Officer of the Bank, effective April 10, 2023, and Executive Vice President and Chief Financial Officer of the Company, effective October 10, 2023. Mr. Butterfield now reports directly to Mark J. Grescovich, President and Chief Executive Officer.
In connection with Mr. Butterfield’s promotion, the Compensation and Human Capital Committees (the “Committees”) and the Boards of Directors (the “Boards”) of the Company and the Bank previously approved a base salary for Mr. Butterfield of $340,000.
In light of Mr. Butterfield’s contributions to a smooth transition process and his performance of all the responsibilities of the Chief Financial Officer role for both the Bank and the Company, the Committees determined on December 18, 2023 to increase Mr. Butterfield’s base salary to $415,000. The Boards approved this salary increase on December 20, 2023. Mr. Butterfield’s salary increase will be retroactive to October 11, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: December 22, 2023	By:/s/Mark J. Grescovich
Mark J. Grescovich
President and Chief Executive Officer